Exhibit 10.1

EXECUTION COPY

INCREMENTAL FACILITY AMENDMENT NO. 1 dated as of October 26, 2009 (this “Amendment”), relating to the Credit Agreement dated as of June 27, 2001, as amended and restated as of June 5, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Rite Aid Corporation, a corporation organized under the laws of the State of Delaware (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), Citicorp North America, Inc., as administrative agent and collateral processing agent (in such capacities, the “Administrative Agent”), and the other agents party thereto.

RECITALS

A.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.  The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Amendment.

B.  Pursuant to Section 2.21 of the Credit Agreement, the Borrower has given the Administrative Agent notice of its request to incorporate into the Credit Agreement, pursuant to Incremental Facility Amendments, Incremental Securitization Refinancing Facilities, including an increase to the existing Tranche 4 Term Loans in an aggregate principal amount of $125,000,000 and incremental Revolving Commitments in an aggregate principal amount of $175,000,000 (such increase in the Revolving Commitments, the “Incremental Revolving Facility”).

C.  On the Amendment Effective Date (as defined below), the Borrower intends to incur additional Term Loans pursuant to Section 2.21 of the Credit Agreement in an aggregate principal amount of up to $125,000,000 ( the “Tranche 4A Term Loans”) to be made available to the Borrower by the lenders signatory hereto (the “Tranche 4A Term Lenders”).  The proceeds of the Tranche 4A Term Loans will be used on the Amendment Effective Date (a) first, to repay or repurchase Third Party Interests or Indebtedness incurred pursuant to Section 6.01(a)(xvi)(A) of the Credit Agreement (or to repurchase Securitization Assets that have been sold, conveyed or otherwise transferred pursuant to any Securitization) and (b) second, to pay fees and expenses incurred in connection with the foregoing.

D.  With respect to the Tranche 4A Term Loans, (x) Citigroup Global Markets Inc. (“CGMI”) and Banc of America Securities LLC (“BAS”) will act as joint lead arrangers and (y) CGMI, Wells Fargo Retail Finance, LLC, BAS and Goldman Sachs Credit Partners L.P. will act as joint bookrunning managers.

E.  This Amendment is an Incremental Facility Amendment providing for an Incremental Securitization Refinancing Facility entered into pursuant to Section 2.21 of the Credit Agreement.

AGREEMENTS

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Subsidiary Loan Parties, the Tranche 4A Term Lenders and the Administrative Agent hereby agree as follows:

ARTICLE I

Amendment

SECTION 1.1.  Amendment of the Credit Agreement.  Effective as of the Amendment Effective Date, for all purposes of the Senior Loan Documents, (a) the Tranche 4A Term Loans and the Tranche 4A Term Borrowings shall constitute “Tranche 4 Term Loans” and “Tranche 4 Term Borrowings”, respectively, (b) each Tranche 4A Term Lender shall become a “Tranche 4 Term Lender” and a “Lender” (if such Tranche 4A Term Lender is not already a Tranche 4 Term Lender prior to the effectiveness of this Amendment), (c) the Tranche 4 Term Loans and the Tranche 4A Term Loans shall be a single Class and a single series of Loans for the purposes of the Senior Loan Documents and (d) any reference in the Senior Loan Documents to the Tranche 4 Term Loans as a series of “Other Term Loans” or “Other Term Borrowings” will be deemed to refer as well to the Tranche 4A Term Loans or Tranche 4A Term Borrowings.  Certain terms of the Tranche 4A Term Loans are set forth in Exhibit A attached hereto.

SECTION 1.2.  Tranche 4A Term Commitments.  i)Subject to the terms and conditions set forth herein, each Tranche 4A Term Lender agrees to make a Tranche 4A Term Loan to the Borrower on the Amendment Effective Date in a principal amount not exceeding such Tranche 4A Term Lender’s Tranche 4A Term Commitment (as defined below).  Notwithstanding anything to the contrary contained herein (and without affecting any other provision hereof or of the Restated Credit Agreement), the funded portion of each Tranche 4A Term Loan to be made on the Amendment Effective Date (i.e., the amount advanced in cash to the Borrower on the Amendment Effective Date) shall be equal to 103% of the principal amount of such Tranche 4A Term Loan (it being agreed that the Borrower shall only be obligated to repay 100.0% of the principal amount of each such Tranche 4A Term Loan and interest shall only accrue on 100.0% of the principal amount of each such Tranche 4A Term Loan, in each case as provided hereunder and under the Credit Agreement).  A Person shall become a Tranche 4A Term Lender and a Lender under the Credit Agreement executing and delivering to the Administrative Agent, on or prior to the Amendment Effective Date, a signature page to this Amendment as a “Tranche 4A Term Lender” setting forth the amount of Tranche 4A Term Loans that such Person commits to make.  The “Tranche 4A Term Commitment” of any Tranche 4A Term Lender will be the amount of the commitment set forth in its signature page to this Amendment or such lesser amount as is allocated to it by Citigroup Global Markets Inc. and notified to it prior to the Amendment Effective Date.  The commitments of the Tranche 4A Term Lenders are several and no Tranche 4A Term Lender shall be responsible for any other Tranche 4A Term Lender’s failure to make Tranche 4A Term Loans.

(b)  The obligation of each Tranche 4A Term Lender to make Tranche 4A Term Loans on the Amendment Effective Date is subject to the satisfaction of the following conditions:

(i) After giving effect to the borrowing of the Tranche 4A Term Loans, the conditions set forth in paragraphs (a), (b) and (c) of Section 4.02 of the Credit Agreement shall be satisfied on and as of the Amendment Effective Date, and the Administrative Agent shall have received a certificate of a Financial Officer dated the Amendment Effective Date to such effect.

(ii) The Collateral and Guarantee Requirement shall have been satisfied.

(iii) The Administrative Agent shall have received a favorable legal opinion of each of (i) Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Borrower and (ii) Marc Strassler, General Counsel of the Borrower, in each case addressed to the Administrative Agent and the Lenders under the Credit Agreement, including the Tranche 4A Term Lenders, and dated the Amendment Effective Date, in substantially the forms thereof delivered in connection with the 2009 Amendment and Restatement Agreement, modified, however, to address the Tranche 4A Term Loans and this Amendment, and covering such other matters relating to the Loan Parties, the other Senior Loan Documents, the Senior Collateral and the transactions contemplated hereby to occur on the Amendment Effective Date as the Administrative Agent may reasonably request, and otherwise reasonably satisfactory to the Administrative Agent.  The Borrower hereby requests such counsel to deliver such opinions.

(iv) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the good standing of the Borrower and the organization and existence of each Loan Party, the organizational documents of each Loan Party, the resolutions of each Loan Party that authorize the transactions contemplated hereby, the incumbency and authority of the Person or Persons executing and delivering the Amendment and the other documents contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent.

(v) The Administrative Agent shall have received a certificate, dated the Amendment Effective Date and signed by a Financial Officer of the Borrower, certifying that the representations and warranties set forth in Section 2.1 hereof are true and correct as of the Amendment Effective Date and, if a Financial Covenant Effectiveness Period is then occurring, setting forth a reasonably detailed calculation demonstrating compliance with Section 6.12 of the Credit Agreement (calculated, after giving effect to the Tranche 4A Term Loans and any Revolving Loans made pursuant to the Incremental Revolving Facility, on a pro forma basis to give effect to the substantially simultaneous repayments or repurchases of Third Party Interests or Indebtedness incurred under Section 6.01(a)(xvi)(A) of the Credit Agreement (and the related repurchases of Securitization Assets and cessation of future purchases of Securitization Assets)).

(vi) The Administrative Agent shall have received a borrowing request in a form acceptable to the Administrative Agent requesting that the Tranche 4A Term Lenders make the Tranche 4A Term Loans to the Borrower on the Amendment Effective Date as one or more Eurodollar Borrowings, setting forth the amounts of such Borrowings and the initial Interest Period or Interest Periods to be applicable to such Tranche 4A Term Borrowings (each such Interest Period, an “Initial Interest Period”, and the percentage of the Tranche 4A Term Loans constituted by each such Eurodollar Borrowing, such Borrowing’s “Proportionate Share”).

(vii) After giving effect to the borrowing of the Tranche 4A Term Loans, the Borrowing Base Amount on the Amendment Effective Date shall be no less than the sum of (A) the aggregate principal amount of Loans outstanding on the Amendment Effective Date (including any Revolving Loans made pursuant to the Incremental Revolving Facility), (B) the LC Exposure on the Amendment Effective Date and (C) any Additional Senior Debt outstanding on the Amendment Effective Date.  The Administrative Agent and the Borrowing Base Agent shall have received a completed Borrowing Base Certificate dated the Amendment Effective Date and signed by a Financial Officer.

(viii) The conditions to effectiveness of this Amendment set forth in Section 1.3 hereof (other than paragraph (b) thereof) shall have been satisfied.

(ix) Each Subsidiary Guarantor shall have entered into a Reaffirmation Agreement pursuant to which such Subsidiary Guarantor reaffirms its obligations under the Senior Subsidiary Guarantee Agreement and the other Senior Collateral Documents, in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 1.3.  Amendment Effectiveness.  This Amendment shall become effective as of the first date (the “Amendment Effective Date”) on which the following conditions have been satisfied:

(a)  The Administrative Agent (or its counsel) shall have received duly executed counterparts hereof that, when taken together, bear the signatures of (i) the Borrower, (ii) each Subsidiary Loan Party, (iii) each Tranche 4A Term Lender and (iv) the Administrative Agent.  The aggregate amount of Tranche 4A Term Commitments shall not exceed $125,000,000.

(b)  The conditions to the making of the Tranche 4A Term Loans set forth in Section 1.2(b) hereof (other than clause (viii) thereof) shall have been satisfied.

(c)  The Borrower shall have given notice pursuant to Section 2.03 of the Credit Agreement to continue all existing Tranche 4 Borrowings into new Interest Periods commencing on the Amendment Effective Date that are the same as the Initial Interest Periods and that apply to Eurodollar Borrowings with the same Proportionate Share of the Tranche 4 Borrowings as the Proportionate Share of the Tranche 4A Term Borrowings with such Interest Periods.

(d)  The Borrower shall have obtained (i) the Incremental Revolving Facility and (ii) Permitted Second Priority Debt in the form of second priority senior secured notes due 2019 in an aggregate principal amount of not less than $250,000,000.

(e)  The Administrative Agent shall have received payment, for the accounts of the existing Tranche 4 Term Lenders immediately prior to the Amendment Effective Date, of all accrued and unpaid interest on the Tranche 4 Term Loans up to but excluding the Amendment Effective Date.

(f)  All Third Party Interests or Indebtedness incurred pursuant to Section 6.01(a)(xvi)(A) of the Credit Agreement shall have been paid in full and/or all Securitization Assets that have been sold, conveyed or otherwise transferred pursuant to any Securitization shall have been repurchased (or arrangements for such payments and repurchases satisfactory to the Administrative Agent shall be in effect), and, upon such repayments and/or repurchases, (x) no Third Party Interests or Indebtedness incurred pursuant to Section 6.01(a)(xvi)(A) of the Credit Agreement shall remain outstanding, (y) all commitments of the Borrower and the Subsidiaries to sell, convey or otherwise transfer Securitization Assets pursuant to any Securitization shall be terminated and (z) all Securitization Assets that remain outstanding and were previously sold, conveyed or otherwise transferred pursuant to any Securitization shall have been repurchased by or otherwise transferred to the Borrower or a Subsidiary Guarantor, and the Administrative Agent shall have received reasonably satisfactory evidence of the foregoing.

(g)  To the extent invoiced at least two days prior to the Amendment Effective Date, the Administrative Agent shall have received payment or reimbursement of its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

(h)  To the extent invoiced at least two days prior to the Amendment Effective Date, the Administrative Agent shall have received, for the accounts of the Tranche 4A Term Lenders, payment of all fees owed to such Tranche 4A Term Lenders by the Borrower on the Amendment Effective Date in connection with this Amendment and the transactions contemplated hereby.

The Administrative Agent shall notify the Borrower, the Tranche 4A Term Lenders and the other Lenders of the Amendment Effective Date and such notice shall be conclusive and binding.  Notwithstanding the foregoing, the amendment effected hereby shall not become effective, and the obligations of the Tranche 4A Term Lenders hereunder to make Tranche 4A Term Loans will automatically terminate, if each of the conditions set forth or referred to in Section 1.3 hereof has not been satisfied at or prior to 11:59 p.m., New York City time, on October 30, 2009.

ARTICLE II

Miscellaneous

SECTION 2.1.  Representations and Warranties.  ii)To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to each of the

Lenders, including the Tranche 4A Term Lenders, and the Administrative Agent that, as of the Amendment Effective Date and after giving effect to the transactions and amendments to occur on the Amendment Effective Date:

(i) This Amendment has been duly authorized, executed and delivered by the Borrower and constitutes, and the Credit Agreement, as amended hereby on the Amendment Effective Date, will constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(ii) After giving effect to the Tranche 4A Term Loans and the other transactions to be consummated on the Amendment Effective Date, the Borrower will be in compliance with the penultimate sentence of Section 2.21 of the Credit Agreement.  The Borrower confirms that such provision will, on and after the Amendment Effective Date, constitute a negative covenant for purposes of the Credit Agreement.

SECTION 2.2.  Effect of Amendment.  iii)Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lenders or the Agents under the Credit Agreement or any other Senior Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Senior Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Senior Loan Document in similar or different circumstances.  This Amendment shall apply to and be effective only with respect to the provisions of the Credit Agreement and the other Senior Loan Documents specifically referred to herein.

(b)  On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Credit Agreement, “thereunder”, “thereof”, “therein” or words of like import in any other Senior Loan Document, shall be deemed a reference to the Credit Agreement, as amended hereby.  This Amendment shall constitute a “Senior Loan Document” for all purposes of the Credit Agreement and the other Senior Loan Documents.

SECTION 2.3.  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 2.4.  Costs and Expenses.  The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

SECTION 2.5.  Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic imaging means shall be effective as delivery of a manually executed counterpart hereof.

SECTION 2.6.  Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                           IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their officers as of the date first above written.

RITE AID CORPORATION,

by
/s/ Frank Vitrano
Name: Frank Vitrano
Title: Senior Executive Vice President, Chief Financial Officer and Chief Administrative Officer

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE A HERETO,

by
/s/ Marc Strassler
Name: Marc Strassler
Title: Authorized Signatory

CITICORP NORTH AMERICA, INC., as Administrative Agent,

by
/s/ Brendan Mackay
Name: Brendan Mackay
Title: Vice President

Tranche 4A Term Lender signature page to
the Incremental Facility Amendment No. 1 dated as of
October   , 2009 to the Rite Aid Credit Agreement

To approve the Amendment: Name of Tranche 4A Term Lender, CITICORP NORTH AMERICA, INC.	Tranche 4A Term Commitment: $125,000,000.00
by
/s/ Brendan Mackay
Name: Brendan Mackay
Title: Vice President

EXHIBIT A

TERMS OF THE TRANCHE 4A TERM LOANS1

Interest:
At the option of the Borrower, (a) Alternate Base Rate plus the Applicable Rate or (b) Adjusted LIBO Rate plus the Applicable Rate.
For purposes of calculating interest in respect of any Tranche 4A Term Loan that is an ABR Loan, the Alternate Base Rate will be deemed to be 4.00% per annum on any day when the Alternate Base Rate would otherwise be less than 4.00%.
For purposes of calculating interest in respect of any Tranche 4A Term Loan that is a Eurodollar Loan, the LIBO Rate in respect of any applicable Interest Period will be deemed to be 3.00% per annum if the LIBO Rate for such Interest Period calculated pursuant to the Credit Agreement would otherwise be less than 3.00% per annum.
The “Applicable Rate” means, on any day, with respect to any ABR Tranche 4A Term Loan, a rate per annum of 5.50% and, with respect to any Eurodollar Tranche 4A Term Loan, a rate per annum of 6.50%.

Tranche 4A Term Maturity Date:	June 10, 2015 (the “Tranche 4A Term Maturity Date”).
Amortization and Repayment of Tranche 4A Term Loans:
The Borrower shall repay to the Administrative Agent for the ratable account of the Tranche 4A Term Lenders 0.25% of the initial aggregate principal amount of the Tranche 4A Term Loans on the last Business Day of each March, June, September and December, commencing on June 30, 2010.
To the extent not previously paid, all Tranche 4A Term Loans shall be due and payable on the Tranche 4A Term Maturity Date.

Call Protection:	All prepayments of Tranche 4A Term Loans effected on or prior to (a) June 10, 2010 shall be accompanied by a prepayment fee equal to 5.00% of the aggregate

1 The terms of the Tranche 4A Term Loans set forth in this Exhibit A are identical to the terms of the Tranche 4 Term Loans set forth in Exhibit A attached to that certain Refinancing Amendment No. 1, dated as of June 10, 2009, among the Borrower, the Subsidiary Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.

principal amount of such prepayment, (b) June 10, 2011 shall be accompanied by a prepayment fee equal to 3.00% of the aggregate principal amount of such prepayment and (c) June 10, 2012 shall be accompanied by a prepayment fee equal to 1.00% of the aggregate principal amount of such prepayment.  Such fee shall be paid by the Borrower to the Administrative Agent, for the account of the Tranche 4A Term Lenders, on the date of such prepayment.

SCHEDULE A

SUBSIDIARY LOAN PARTIES

1.	112 Burleigh Avenue Norfolk, LLC

2.	1515 West State Street Boise, Idaho, LLC

3.	1740 Associates, L.L.C.

4.	3581 Carter Hill Road–Montgomery Corp.

5.	4042 Warrensville Center Road – Warrensville Ohio, Inc.

6.	5277 Associates, Inc.

7.	537 Elm Street Corp.

8.	5600 Superior Properties, Inc.

9.	657-659 Broad St. Corp.

10.	764 South Broadway-Geneva, Ohio, LLC

11.	Ann & Government Streets - Mobile, Alabama, LLC

12.	Apex Drug Stores, Inc.

13.	Broadview and Wallings-Broadview Heights Ohio, Inc.

14.	Brooks Pharmacy, Inc.

15.	Central Avenue and Main Street - Petal, MS, LLC

16.	Eagle Managed Care Corp.

17.	Eckerd Corporation

18.	Eckerd Fleet, Inc.

19.	EDC Drug Stores, Inc.

20.	Eighth and Water Streets – Urichsville, Ohio, LLC

21.	England Street-Asheland Corporation

22.	Fairground, L.L.C.

23.	GDF, Inc.

24.	Genovese Drug Stores, Inc.

25.	Gettysburg and Hoover-Dayton, Ohio, LLC

26.	Harco, Inc.

27.	K & B Alabama Corporation

28.	K & B Louisiana Corporation

29.	K & B Mississippi Corporation

30.	K & B Services, Incorporated

31.	K & B Tennessee Corporation

32.	K&B Texas Corporation

33.	K & B, Incorporated

34.	Keystone Centers, Inc.

35.	Lakehurst and Broadway Corporation

36.	Maxi Drug North, Inc.

37.	Maxi Drug South, L.P.

38.	Maxi Drug, Inc.

39.	Maxi Green Inc.

40.	Mayfield & Chillicothe Roads – Chesterland, LLC

41.	MC Woonsocket, Inc.

42.	Munson & Andrews, LLC

43.	Name Rite, L.L.C.

44.	Northline & Dix – Toledo – Southgate, LLC

45.	P.J.C. Distribution, Inc.

46.	P.J.C. Realty Co., Inc.

47.	Patton Drive and Navy Boulevard Property Corporation

48.	Paw Paw Lake Road & Paw Paw Avenue–Coloma, Michigan, LLC

49.	PDS-1 Michigan, Inc.

50.	Perry Distributors, Inc.

51.	Perry Drug Stores, Inc.

52.	PJC Dorchester Realty LLC

53.	PJC East Lyme Realty LLC

54.	PJC Haverhill Realty LLC

55.	PJC Hermitage Realty LLC

56.	PJC Hyde Park Realty LLC

57.	PJC Lease Holdings, Inc.

58.	PJC Manchester Realty LLC

59.	PJC Mansfield Realty LLC

60.	PJC New London Realty LLC

61.	PJC of Cranston, Inc.

62.	PJC of East Providence, Inc.

63.	PJC of Massachusetts, Inc.

64.	PJC of Rhode Island, Inc.

65.	PJC of Vermont Inc.

66.	P.J.C. of West Warwick, Inc.

67.	PJC Peterborough Realty LLC

68.	PJC Providence Realty LLC

69.	PJC Realty MA, Inc.

70.	PJC Realty N.E. LLC

71.	PJC Revere Realty LLC

72.	PJC Special Realty Holdings, Inc.

73.	Ram-Utica, Inc.

74.	RDS Detroit, Inc.

75.	Read's Inc.

76.	Rite Aid Drug Palace, Inc.

77.	Rite Aid Hdqtrs. Corp.

78.	Rite Aid of Alabama, Inc.

79.	Rite Aid of Connecticut, Inc.

80.	Rite Aid of Delaware, Inc.

81.	Rite Aid of Florida, Inc.

82.	Rite Aid of Georgia, Inc.

83.	Rite Aid of Illinois, Inc.

84.	Rite Aid of Indiana, Inc.

85.	Rite Aid of Kentucky, Inc.

86.	Rite Aid of Maine, Inc.

87.	Rite Aid of Maryland, Inc.

88.	Rite Aid of Massachusetts, Inc.

89.	Rite Aid of Michigan, Inc.

90.	Rite Aid of New Hampshire, Inc.

91.	Rite Aid of New Jersey, Inc.

92.	Rite Aid of New York, Inc.

93.	Rite Aid of North Carolina, Inc.

94.	Rite Aid of Ohio, Inc.

95.	Rite Aid of Pennsylvania, Inc.

96.	Rite Aid of South Carolina, Inc.

97.	Rite Aid of Tennessee, Inc.

98.	Rite Aid of Vermont, Inc.

99.	Rite Aid of Virginia, Inc.

100.	Rite Aid of Washington, D.C., Inc.

101.	Rite Aid of West Virginia, Inc.

102.	Rite Aid Realty Corp.

103.	Rite Aid Rome Distribution Center, Inc.

104.	Rite Aid Services, L.L.C.

105.	Rite Aid Transport, Inc.

106.	RX Choice, Inc.

107.	Seven Mile and Evergreen – Detroit, LLC

108.	Silver Springs Road – Baltimore, Maryland/One, LLC

109.	Silver Springs Road – Baltimore, Maryland/Two, LLC

110.	State & Fortification Streets – Jackson, Mississippi, LLC

111.	State Street and Hill Road – Gerard, Ohio, LLC

112.	The Lane Drug Company

113.	Thrift Drug Services, Inc.

114.	Thrift Drug, Inc.

115.	Thrifty Corporation

116.	Thrifty PayLess, Inc.

117.	Tyler and Sanders Roads, Birmingham - Alabama, LLC

118.	Rite Aid Payroll Management, Inc.

119.	Rite Aid Online Store, Inc.

120.	Rite Fund, Inc.

121.	Rite Investments Corp.

122.	Rite Aid Hdqtrs. Funding, Inc.

123.	EDC Licensing, Inc.

124.	JCG Holdings (USA), Inc.

125.	JCG (PJC) USA, LLC

126.	The Jean Coutu Group (PJC) USA, Inc.